UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24, 2004

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other	(Commission	(IRS Employer
jurisdiction of)	File Number)	Ident. No.)
incorporation

1500 Market Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Exhibits.

               The following exhibit is furnished herewith:

99.1	Press Release, dated March 24, 2004, of Sovereign Bancorp, Inc. (the “Company”)

Item 9. Regulation FD Disclosure.

          On March 24, 2004, the Company issued a press release to announce that its Board of Directors declared a cash dividend increase of 20% on the Company's common stock.

          The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished pursuant to Item 9.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: March 24, 2004	/s/ James D. Hogan
James D. Hogan
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press Release, dated March 24, 2004, of the Company.